UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road

State College, Pennsylvania 16803

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (814) 278-7267

Not applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2007, Rex Energy Operating Corp. (“Rex Operating”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”), entered into an employment agreement with William L. Ottaviani as the Company’s and Rex Operating’s Senior Vice President of Reservoir Engineering. Mr. Ottaviani will be responsible for the Company’s internal reserve engineering department and will report to the Company’s Chief Executive Officer and its President and Chief Operating Officer. Mr. Ottaviani will receive an annual base salary of $175,000.

From 1982 until 2007, Mr. Ottaviani served in various management, engineering, operational and staff assignments for Chevron and its affiliated companies, with assignments in California, Louisiana, Indonesia and Angola. During his Angola assignment from 2002 until 2007, Mr. Ottaviani served as both a Senior Petroleum Engineering Advisor and Asset Development Manager. He received his Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University and his M.B.A. from California State University, Bakersfield. Mr. Ottaviani is 46 years old.

The employment agreement becomes effective on September 4, 2007 and will continue in effect until the earlier of (i) the first anniversary of the effective date of the employment agreement, (ii) termination based on death or disability of Mr. Ottaviani, (iii) termination by Rex Operating of the Mr. Ottaviani’s employment, and (iv) voluntary termination of employment by Mr. Ottaviani. If Mr. Ottaviani is employed on the first anniversary of the effective date of the employment agreement, his employment agreement will be automatically extended for a one year period unless either party provides 90 days advanced written notice that such party does not intend to extend the term.

The employment agreement provides that Rex Operating will pay severance benefits to Mr. Ottaviani if (i) his employment is involuntarily terminated without cause, (ii) he elects to terminate his employment with good reason (as described below), or, (iii) if his employment is terminated in connection with a change in control (as defined below). In each such instance, and subject to the terms of the employment agreement, Rex Operating will pay to Mr. Ottaviani the following:

•

A lump sum in cash equal to the sum of his base salary through the date of termination, any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay, to be paid within 30 days following the date of termination;

•	All vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant on the date of such termination, payable when due under the terms of the plans;

•	A lump sum cash severance payment in an amount equal to his then base salary, to be paid within 60 days following the date of termination; and

•

A lump sum in cash equal to the expected value of his annual cash incentive potential for the fiscal year in which such termination occurs prorated to the date of termination, to be paid within 60 days following the date of termination.

Under the employment agreement, “good reason” for termination of Mr. Ottaviani’s employment means the occurrence, without Mr. Ottaviani’s prior written consent, of any one or more of the following:

•	the assignment to the executive of any duties inconsistent with the executive’s position (including status, office, title and reporting requirements), authorities, duties or other responsibilities;

•	the relocation of the executive’s principal place of employment in State College, Pennsylvania to a location more than twenty five (25) miles from the principal place of employment; or

•	a material breach by Rex Operating of any provision of the employment agreement.

The employment agreement provides that Rex Operating has 30 days from the date on which Rex Operating receives Mr. Ottaviani’s notice of termination for good reason to remedy any such occurrence otherwise constituting good reason.

Under the employment agreement, a termination “in connection with a change of control” is defined as the termination of Mr. Ottaviani’s employment by Rex Operating or its successor for any reason other than for cause, death or disability upon, in connection with, or within 180 days following a “change in control” of the Company. The employment agreement defines a “change in control” as:

•

The Company’s board of directors is no longer comprised of a majority of incumbent directors, who are defined as directors who were directors on the effective date of the agreements and any successor to an incumbent director whose election, or nomination for election by the Company’s stockholders, was approved by the affirmative vote of at least two-thirds of the incumbent directors then on the board of directors; or

•

The Company is reorganized, merged or consolidated or the Company or any of its subsidiaries is sold, or all or substantially all of the Company’s assets are disposed of, unless (1) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then outstanding shares of the Company’s common stock of the corporation resulting from such transaction in substantially the same proportions as their ownership immediately prior to such transaction of the Company’s outstanding common stock, (2) an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such transaction, except to the extent that such ownership existed prior to such transaction, and (3) at least a majority of the members of the board of directors of the corporation resulting from such transaction were incumbent directors of the Company’s board of directors at the time of the execution of the initial agreement, or of the action of the Company’s board of directors, providing for such transaction; or

•

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 30% or more of the then outstanding shares of the Company’s common stock, except for (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of the immediately preceding paragraph.

The employment agreement also (i) prohibits Mr. Ottaviani from disclosing the Company’s confidential information, (ii) prohibits Mr. Ottaviani from soliciting any customer or potential customer of Rex Operating, the Company or its afilliates for a period of one year following the date of his termination of employment with Rex Operating, (iii) prohibits Mr. Ottaviani from soliciting the employment or services of any person known to be employed by or known consultant to Rex Operating, the Company or its subsidiaries for a period of one year following the date of his termination of employment with Rex Operating, and (iv) subject to certain exceptions as further set forth in the employment agreement, restricts Mr. Ottaviani from engaging in any practice or business in competition with Rex Operating, the Company, or its affiliates for a period of 180 days following the date of his termination of employment with Rex Operating.

The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events

On August 14, 2007, the Company issued a press release announcing the naming of William L. Ottaviani as senior vice president of reservoir engineering.

The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title

10.1	Employment Agreement by and between William L. Ottaviani and Rex Energy Operating Corp. dated August 8, 2007.

99.1	Press Release of Rex Energy Corporation dated August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer

Date: August 14, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Employment Agreement by and between William L. Ottaviani and Rex Energy Operating Corp. dated August 8, 2007.

99.1	Press Release of Rex Energy Corporation dated August 14, 2007.

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